EXHIBIT 99.2   PRO FORMA FINANCIAL INFORMATION

                  ROSLYN BANCORP, INC. AND TR FINANCIAL CORP.
  PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                  (UNAUDITED)
                             AT SEPTEMBER 30, 1998

                                                                                                   PRO FORMA               ROSLYN
                                                                 ROSLYN      TR FINANCIAL         ADJUSTMENTS             PRO FORMA
                                                               ----------   --------------       -------------           -----------

                                                                                      (IN THOUSANDS)
ASSETS:
   Cash and due from banks.................................... $   38,246     $   15,519     $        --                 $   53,765
   Loans held for sale........................................     88,692             --              --                     88,692
   Securities available for sale..............................  2,231,801        411,678          (2,366)/(1)(2)(3)/      2,641,113
   Securities held to maturity................................     94,282      1,304,158              --                  1,398,440
   Federal Home Loan Bank of New York Stock, at cost..........         --         40,029              --                     40,029
Loans receivable held to investment:
   Loans, net of unearned income and fees.....................  1,218,952      2,378,848              --                  3,597,800
   Allowance for loan losses..................................    (24,779)       (15,537)             --                    (40,316)
                                                               ----------     ----------     -----------                 ----------
   Net loans..................................................  1,194,173      2,363,311                                  3,557,484
                                                               ----------     ----------     -----------                 ----------
   Premises and equipment, net................................     18,126         12,426                                     30,552
   Other assets...............................................     53,846         36,241          (1,143)/(1)(2)/            88,944
                                                               ----------     ----------     -----------                 ----------
            Total assets...................................... $3,719,166     $4,183,362     $    (3,509)                $7,899,019
                                                               ==========     ==========     ===========                 ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
   Total deposits.............................................  2,045,777      2,141,726              --                  4,187,503
   Borrowed funds.............................................    993,918      1,668,378              --                  2,662,296
   Other liabilities..........................................     87,611        107,058          44,476/(3)(4)/            239,145
                                                               ----------     ----------     -----------                 ----------
         Total liabilities....................................  3,127,306      3,917,162          44,476                  7,088,944
                                                               ----------     ----------     -----------                 ----------
Stockholders' Equity:
   Common stock...............................................        436            227             128/(1)/                   791
   Additional paid-in capital.................................    424,359        119,493         (35,038)/(1)(3)(4)/        508,814
   Retained earnings..........................................    289,587        205,728         (75,798)/(4)/              419,517
   Unallocated common stock held by the Company's ESOP........    (50,667)        (3,866)          3,866/(3)/               (50,667)
   Unearned common stock held by the Company's Stock-Based
      Incentive Plan..........................................    (32,472)           (52)             52/(1)/               (32,472)
   Accumulated other comprehensive income:
      Net unrealized gain on securities available-for-sale,
         net of tax...........................................     18,788          3,108           1,588/(1)(2)/             23,484
   Common stock held by the Bank's SERP.......................         --         (2,126)          2,126/(3)/                    --
   Treasury stock.............................................    (58,171)       (56,312)         55,091/(1)/(2)/           (59,392)
                                                               ----------     ----------     -----------                 ----------
         Total stockholders' equity...........................    591,860        266,200         (47,985)                   810,075
                                                               ----------     ----------     -----------                 ----------
         Total liabilities and stockholders' equity........... $3,719,166     $4,183,362     $    (3,509)                $7,899,019
                                                               ==========     ==========     ===========                 ==========

 SEE "NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
                                 (UNAUDITED)"

                  ROSLYN BANCORP, INC. AND TR FINANCIAL CORP.
         PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                                                               ROSLYN
                                                                       ROSLYN         TR FINANCIAL           PRO FORMA
                                                                     -----------      ------------          -----------
                                                                              (IN THOUSANDS, EXCEPT SHARE DATA)
Interest income...............................................       $   194,330       $   215,596          $     409,926
Interest expense..............................................           118,937           139,587                258,524
                                                                     -----------       -----------          -------------
Net interest income...........................................            75,393            76,009                151,402
Provision for loan losses.....................................               750               750                  1,500
                                                                     -----------       -----------          -------------
Net interest income after provision for loan losses...........            74,643            75,259                149,902
                                                                     -----------       -----------          -------------
Non-interest income...........................................             9,231             4,747                 13,978
Net security gains............................................             5,944             7,991                 13,935
Non-interest expense..........................................            32,857            34,761                 67,618
                                                                     -----------       -----------          -------------
Income before provision for income taxes......................            56,961            53,236                110,197
Provision for income taxes....................................            17,997            21,180                 39,177
                                                                     -----------       -----------          -------------
Net income....................................................       $    38,964       $    32,056          $      71,020
                                                                     ===========       ===========          =============

Pro forma weighted average shares outstanding:
   Basic......................................................        38,611,350        16,619,774             72,681,887/(5)/
   Diluted....................................................        38,614,206        17,437,117             74,360,296/(5)/

Earnings per share:
   Basic......................................................             $1.01             $1.93                  $0.98
   Diluted....................................................             $1.01             $1.84                  $0.96

 SEE "NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
                                 (UNAUDITED)"

                  ROSLYN BANCORP, INC. AND TR FINANCIAL CORP.
         PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                                       ROSLYN
                                                                ROSLYN         TR FINANCIAL          PRO FORMA
                                                              ----------      --------------        -----------
                                                                       (IN THOUSANDS, EXCEPT SHARE DATA)
Interest income...........................................   $   162,585        $   187,633        $   350,218
Interest expense..........................................        88,619            120,227            208,846
                                                             -----------        -----------        -----------
Net interest income.......................................        73,966             67,406            141,372
Provision for loan losses.................................           450                675              1,125
                                                             -----------        -----------        -----------
Net interest income after provision for loan losses.......        73,516             66,731            140,247
                                                             -----------        -----------        -----------
Non-interest income.......................................         4,909              5,793             10,702
Net security gains........................................         1,266              3,784              5,050
Non-interest expense......................................        44,239             34,391             78,630
                                                             -----------        -----------        -----------
Income before provision for income taxes..................        35,452             41,917             77,369
Provision for income taxes................................        11,487             16,707             28,194
                                                             -----------        -----------        -----------
Net income................................................   $    23,965        $    25,210        $    49,175
                                                             ===========        ===========        ===========

Pro forma weighted average shares outstanding:
   Basic..................................................    40,241,086         16,408,169         73,877,832(5)
   Diluted................................................    40,241,086         17,662,177         76,448,549(5)

Earnings per share:
   Basic..................................................         $0.60              $1.54              $0.67
   Diluted................................................         $0.60              $1.43              $0.64

 SEE "NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
                                 (UNAUDITED)"

                             ROSLYN BANCORP, INC.
                              T R FINANCIAL CORP.


                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                  COMBINED CONSOLIDATED FINANCIAL STATEMENTS


(1) Pro forma adjustments to common stock and additional paid-in capital at September 30, 1998, reflect the merger accounted for as a pooling-of-interests through: (a) the reissuance of 225,000 shares of T R Financial treasury stock with a book value of $2.5 million, or an average cost basis of $11.05 per share, at $33.06 per share (the market price of Roslyn Common Stock on September 30, 1998, multiplied by the exchange ratio), generating proceeds of $7.4 million, which are assumed to be reinvested in securities available-for-sale, and causing an increase of $5.0 million in additional paid-in capital; (b) the retirement of the remaining 5,094,146 shares of T R Financial Common Stock held in treasury stock, with a book value of $56.3 million, or an average cost basis of $11.05 per share as of September 30, 1998, causing a decrease of $104,000 in common stock and a decrease of $56.2 million in additional paid-in capital; (c) the retirement of an additional 502,510 shares of T R Financial Common Stock held by Roslyn, with a book value of $15.9 million, or an average cost basis of $31.71 per share at September 30, 1998, causing decreases of $10,000 in common stock, $15.9 million in additional paid-in capital, $13.4 million in securities available-for-sale, and $1.1 million in deferred tax assets (other assets) and an increase of $1.5 million in net unrealized gain on securities available-for-sale; (d) the retirement of an additional 11,580 shares of unawarded common stock held by T R Financial's Recognition and Retention Plan and Trust, with a book value of $52,000, or an average cost basis of $4.50 per share, at September 30, 1998, causing a decrease of $200 in common stock and a decrease of $52,000 in additional paid-in capital; (e) the exchange of 35,548,566 shares of Roslyn Common Stock at September 30, 1998 (using the exchange ratio of 2.05) for the outstanding shares of T R Financial Common Stock, generating a $239,000 increase in common stock and a $239,000 decrease in additional paid-in capital.

(2) The pro forma adjustment to the securities available-for-sale portfolio reflects the return of 65,000 shares of Roslyn Common Stock with a carrying value of $1.0 million at September 30, 1998, held by T R Financial, causing an increase of $1.2 million in treasury stock and a $101,000 increase in net unrealized gain on securities available-for-sale and a $72,000 decrease in deferred tax assets (other assets).

(3) The pro forma adjustment to unallocated common stock held by the T R Financial ESOP of $3.9 million reflects the satisfaction of T R Financial's loan to the T R Financial ESOP. The proceeds from the loan's satisfaction of $4.6 million are assumed to be reinvested in securities available-for-sale, with the $757,000 balance credited to additional paid-in capital. The remaining unallocated shares held by the T R Financial ESOP were allocated pursuant to the plan and converted to Roslyn Common Stock at September 30, 1998 (using the market price of Roslyn Common Stock on September 30, 1998, multiplied by the exchange ratio of
     2.05 shares) and are included in the non-recurring merger and restructuring charges ($29.2 million) which will be recognized upon consummation of the transaction, causing a $29.2 million increase in additional paid-in capital. T R Financial Common Stock held by the Roosevelt Savings SERP is reflected as decreases of $2.1 million in accrued liabilities and $2.1 million in common stock held by the SERP.

(4) The pro forma condensed combined consolidated balance sheet reflects a non-recurring merger and restructuring charge of approximately $81.6 million (including the termination of the T R Financial ESOP), net of taxes, which will be recognized upon consummation of the merger. Such charge will reduce earnings per share for the period in which such charge is recognized by approximately $1.13 (based on pro forma weighted average shares outstanding of 72,681,887 for the nine months ended September 30, 1998). A summary of the estimated merger and restructuring charges, including the T R Financial ESOP, are as follows:

       TYPE OF COST                                         ESTIMATED COSTS
       ------------                                         ---------------
       Merger Expenses                                           $20,373
       ESOP Termination Charge                                    29,195
       Merger Related Compensation
          and Severance Costs                                     33,308
       Facility and Systems Costs                                  1,000
       Other Merger Related Costs                                  1,000
                                                                 -------
       Total Pre-Tax Merger and Restructuring Charge              84,876
           Less:  Tax Effect                                       3,245
                                                                 -------
       Total Merger and Restructuring Charge After Tax           $81,631
                                                                 =======

     Merger expenses consist primarily of investment banking, legal and other professional fees, and expenses associated with stockholder notification. Merger related compensation and severance costs consist primarily of employee severance, compensation arrangements, transitional staffing and the related employee benefit expenses. Facility and system costs consist primarily of lease termination charges and equipment write-offs resulting from the consolidation of duplicate headquarters and operational facilities. Also reflected are the costs associated with the cancellation of certain data and item processing contracts and the conversion of existing computer systems.

     The effect of the merger restructuring charges (including the ESOP described in Note 3) has been reflected in the pro forma condensed combined consolidated balance sheet as of

     September 30, 1998 as an $81.6 million reduction in retained earnings, an increase of $52.4 million in accrued liabilities and $29.2 million in additional paid-in capital; however, since this charge is non-recurring, it has not been reflected in the pro forma combined statements of income. Although no assurance can be given, Roslyn expects that cost savings will be achieved at an annual rate of approximately $26.0 million on a pre-tax basis by the end of 1999 as a result of steps to be taken to integrate operations and to achieve efficiencies in certain combined lines of business. These anticipated merger cost savings were determined based upon preliminary estimates provided by management of Roslyn. The pro forma financial information does not give effect to these expected cost savings, nor does it include any estimate of revenue enhancements that could be realized with the merger. The merger and restructuring charges have been calculated based on the closing sales price of the T R Financial Common Stock and the Roslyn Common Stock as of September 30, 1998. The cost of the merger and restructuring charges will be affected by fluctuations in the market prices of T R Financial Common Stock and Roslyn Common Stock, especially those charges relating to the termination of the T R Financial ESOP and T R Financial's and Roslyn's investment banking fees. For example, the termination charge for the T R Financial ESOP, as shown above, is approximately $29.2 million when calculated based on Roslyn's closing sales price as of September 30, 1998, as compared to approximately $24.6 million when such charge is calculated based on the closing sales price of Roslyn Common Stock as of February 16, 1999.

(5) The pro forma weighted average common and common equivalent shares for the nine months ended September 30, 1998 and 1997 reflect the exchange ratio of
     2.05 shares of Roslyn Common Stock for each of T R Financial Common Stock and does not reflect the issuance of the 225,000 shares of T R Financial Common Stock from treasury or the allocation of the unallocated shares of T R Financial Common Stock held by the T R Financial ESOP. Prior to 1997, Roslyn had no common stock outstanding.

     Roslyn has been reviewing the investment securities portfolios of T R Financial to determine the classification of such securities as either available-for-sale or held-to-maturity in connection with Roslyn's existing interest-rate risk position. As a result of this review, certain reclassifications of T R Financial's investment securities may result. No adjustments have been made to either the available-for-sale or the held-to-maturity portfolios in the accompanying pro forma condensed combined consolidated balance sheets to reflect any such reclassifications.
     Such reclassifications will be accounted for in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that securities transferred from held-to-maturity to available-for-sale be transferred at fair value with any unrealized gain or loss, net of taxes, at the date of transfer recognized as a separate component of stockholders' equity.

     The pro forma financial information presented has been prepared in conformity with GAAP and prevailing practices within the financial services industry. In accounting for the merger under GAAP, the assets and liabilities of T R Financial will be combined with those of Roslyn at book value. The unaudited condensed combined consolidated statements of income for the nine months ended September 30, 1998 and 1997 combine Roslyn and T R Financial at their respective periods. Certain reclassifications have been included in the pro forma financial statements to conform to Roslyn's presentation.